                                                             EXHIBIT 23

                    CONSENT TO INCORPORATION BY REFERENCE

We consent to the incorporation by reference in the Registration Statements of Minnesota Mining and Manufacturing Company on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689
and 333-30691) and Form S-3 (Registration No. 33-48089), of our report dated February 8, 1999, on our audits of the consolidated financial statements of Minnesota Mining and Manufacturing Company and
Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                              /s/ PricewaterhouseCoopers LLP

                              PricewaterhouseCoopers LLP

St. Paul, Minnesota
February 11, 1999